EXHIBIT 3.(I).10

         Certificate of Amendment of the Certificate of Incorporation of
            Surgical Safety Products, Inc., f/k/a Sheffeld Acres Inc
                Under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1)  The name of the corporation is

            Surgical Safety Products, Inc., f/k/a Sheffeld Acres Inc.

(2) The certificate of incorporation was filed by the department of state on the 7th day of May 1993.

(3) The certificate of incorporation of this corporation is hereby amended to effect the following change

                        The Certificate of Incorporation is amended to increase the number of shares that the cororation shall have the authority to isssue.

     Article IV of the Certificate of Incorporation is amended to read as follows:

                          ARTICLE IV - Number of Shares

          The aggregate number of share of Common Stock that the corporation shall have the authority to issue is One Hundred Million, (100,000,000), all of which shall have a par value of One Mil ($ .0001).


          The Board of Directors, as it shall determine (1) shall have authority to issue other classes of shares and the authority to establish the class, the aggregate number of shares in such class, whether the class is with or without par value and the relative rights, preferences and limitations of the class and (2) shall have the authority to issue any and all series of any classes of preferred shares and any and all of the designations of the series, the aggregate number of such series, whether the series is with or without par value, relative rights, preferences and limitations of any and all such series.

(4)  The amendment to the certificate of incorporation was authorized:


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            *    first, by vote of the board of directors.
            * and then at a meeting of shareholders by vote of a majority of all the outstanding shares entitled to vote thereon.

            IN WITNESS WHEREOF, this certificate has been subscribed this day of April 1998 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.

Type name              Capacity in which signed          Signature
-----------------      -------------------------------   ---------------------

G. Michael Swor, M.D.  CEO                               /s/G M Swor
---------------------  -------------------------------   ---------------------

Donald K.  Lawrence    President/COO                     /s/Donald K. Lawrence
---------------------  --------------------------------  ---------------------

David Collins          Acting CFO/Treasurer & Secretary  /s/David Collins
---------------------  --------------------------------  ---------------------

             ------------------------------------------------------
         Certificate of Amendment of the Certificate of Incorporation of

            Surgical Safety Products, Inc. f/k/a Sheffeld Acres Inc.

                 under Section 805 of the Business Corporate Law
          ------------------------------------------------------------

                                               Filed by:

                                               Address:


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